Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-156343) on Form S-3 and Registration Statements (No. 333-232280, 333-152657, and 333-133242) on Form S-8 of Severn Bancorp, Inc. of our report dated March 31, 2021, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of Severn Bancorp, Inc. for the year ended December 31, 2020.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 31, 2021